Exhibit 99.1

Key Energy Services, Inc.

News Release

For Immediate Release:

Contact: John Daniel

Thursday, October 6, 2005

(713) 651-4300

KEY ENERGY TO REDEEM 8.375% NOTES

Company Also Repays 6.375% Notes from Backup Financing Facility

HOUSTON, TX, October 6, 2005 – Key Energy Services, Inc. (Pink Sheets: KEGS) announced today that it has notified the trustee and holders of its 8.375% Senior Notes Due 2008 (“8.375% Notes”) that on November 8, 2005, it will redeem all $275 million principal amount of the 8.375% Notes at a redemption price of 104.188% of the principal amount outstanding plus accrued and unpaid interest to the redemption date.  The retirement of the 8.375% Notes will be funded through the borrowing of $250 million from the Company’s $400 million seven-year Delayed Draw Term Loan B Facility and cash on hand.  In connection with the redemption of the 8.375% Notes, the Company will record a pre-tax charge of approximately $13.3 million in the December 2005 quarter due to the redemption premium, the acceleration of the existing unamortized premium and the acceleration of unamortized debt issuance costs.

The Company also announced that it paid the outstanding principal and accrued interest on the Company’s $150 million 6.375% Senior Notes due 2013 (the “6.375% Notes”) on October 5, 2005, with borrowings of $150 million from the Company’s $400 million seven-year Delayed Draw Term Loan B Facility.  The 6.375% Notes were repaid following acceleration by the holders of approximately 34% of the outstanding 6.375% Notes and demand for payment by the indenture trustee.  In connection with the repayment of the 6.375% Notes, the Company will record a pre-tax charge of approximately $2.1 million in the December 2005 quarter due to the acceleration of unamortized debt issuance costs.

Following the retirement of the Company’s 8.375% Notes and repayment of the 6.375% Notes, the Company will have $400 million outstanding under its Term Loan B Facility, no borrowings outstanding under its $65 million Revolving Credit Facility and approximately $82.1 million in letters of credit issued pursuant to its $82.25 million synthetic letter of credit facility.  Cash and cash equivalents totaled approximately $113 million as of October 4, 2005.

1301 McKinney Street, Suite 1800, Houston, Texas 77345

Key Energy Services, Inc. is the world’s largest rig-based well service company.  The Company provides oilfield services including well servicing, contract drilling, pressure pumping, fishing and rental tools and other oilfield services.  The Company has operations in essentially all major onshore oil and gas producing regions of the continental United States and internationally in Argentina.

Certain statements contained in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on current expectations, estimates and projections about the Company, the Company’s industry, management’s beliefs and certain assumptions made by management.  Whenever possible, the Company has identified these “forward-looking statements” by words such as “expects”, “believes”, “anticipates” and similar phrases.  Readers are cautioned that any such forward-looking statements are not guarantees of future performance or the results of the ongoing review and restatements and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, but not limited to: the impact of the Company’s current restatement process on its results for prior and current periods; uncertainties surrounding the restatement process, including the timing and amount of the restatements; the risk of possible changes in the scope and nature of, the time required to complete, the issuance of audit opinions on the Company’s prior year financial statements and the audit of the Company’s 2003 and 2004  financial statements risks that the Company’s inability to complete the restatement of its financial statements will impact operations; risks that the Company will not complete its 2003, 2004 and 2005 financial statements within the time frames established in the Senior Credit Facilities, which unless waived by the lenders would constitute a default under the facilities; and uncertainties regarding the costs of the new facilities, including the fact that interests rates will float and that interest cost could exceed that currently payable with respect to the Notes;  the risk that the Company will have to incur additional borrowings under the Revolving Credit Facility, which will depend on the Company’s ability to generate sufficient cash from operations to obviate the need to borrow, which in turn can be affected by risks inherent to the Company’s business; and the risk that the Company is unable to draw under the new facility for the redemption of the notes.   Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements.  Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.  Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here; however, readers should review carefully reports or documents the Company files periodically with the Securities and Exchange Commission.